UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 18, 2019
______________________
RealPage, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Lakeside Boulevard			75082-4305
Richardson	,	Texas
(Address of principal executive offices)			(Zip Code)
(972) 820-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 18, 2019 (the “Effective Date”), RealPage, Inc., a Delaware corporation (“RealPage”), completed its previously announced acquisition of Buildium LLC, a Delaware limited liability company (“Buildium”), pursuant to the Agreement and Plan of Merger And Stock Purchase Agreement, dated November 6, 2019 (the “Merger Agreement”), by and among RealPage, Buildium, RP Newco XXIX LLC, a Delaware limited liability company and wholly owned subsidiary of RealPage (“Merger Sub”), Sumeru Equity Partners Fund L.P. (“SEP”), a Delaware limited partnership, K1 Private Investors, L.P., a Delaware limited partnership (“K1 PI”), K1 Private Investors (A), L.P., a Delaware limited partnership “K1 PI(A)” and together with K1 PI, “K1”), and SEP, solely in its capacity as the Securityholders’ Agent.

Pursuant to the terms of the Merger Agreement, on the Effective Date, Merger Sub merged with and into Buildium (the “Merger”), and Buildium and Merger Sub caused to be accepted by the Delaware Secretary of State a certificate of merger (the time of such acceptance, the “Effective Time”), with Buildium surviving the Merger as a wholly owned subsidiary of RealPage (the “Surviving Company”). Immediately prior to the Merger, RealPage purchased all of the outstanding shares of capital stock of each of SEPBI, Inc., a Delaware corporation and wholly owned subsidiary of SEP (“SEP Blocker”), and K1 Buildium Holdings, Inc., a Delaware corporation and wholly owned subsidiary of K1 (“K1 Blocker,” together with SEP Blocker, the “Blockers”). Each Blocker held common units, no par value (“Common Units”), or incentive units, no par value (“Incentive Units”), of Buildium immediately prior to the Merger. The unitholders of Buildium collectively received approximately $580.0 million in cash, subject to a working capital adjustment, certain transaction expenses and a holdback of a portion of the purchase price to serve as security for the benefit of RealPage and its affiliates in respect of the indemnification obligations and post-closing purchase price adjustments, among other adjustments (such amount after giving effect to such adjustments, the “Merger Consideration”).

The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which RealPage will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Item 7.01	Regulation FD Disclosure.

On December 18, 2019, RealPage issued a press release announcing closing of the transaction described in Item 2.01. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after December 18, 2019, the date that this Current Report on Form 8-K was required to be filed.

(d)    Exhibits.

Exhibit No.	Description
99.1	RealPage, Inc. Press Release dated December 18, 2019

Exhibit 99.1 attached hereto shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

	By:	/s/ Stephen T. Winn
Stephen T. Winn
Chief Executive Officer, President and Chairman

Date: December 18, 2019